CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each of the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated May 1, 2026, and each included in this Post-Effective Amendment No. 84 on the Registration Statement (Form N-1A, File No. 2-91369) of State Street Variable Insurance Series Funds, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports, dated February 18, 2026, with respect to State Street Premier Growth Equity V.I.S. Fund, State Street Small-Cap Equity V.I.S. Fund, State Street S&P 500 Index V.I.S. Fund, State Street U.S. Equity V.I.S. Fund, State Street Income V.I.S. Fund, State Street Total Return V.I.S. Fund, and State Street Real Estate Securities V.I.S. Fund (seven of the funds constituting State Street Variable Insurance Series Funds, Inc.) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2025, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts
April 24, 2026